Exhibit 21.1

Subsidiaries

AMSC Australia Pty Ltd – incorporated in Australia

AMSC India Private Limited – incorporated in India

AMSC Austria GmbH – incorporated in Austria

AMSC Finland Holdings OY – incorporated in Finland

AMSC United Kingdom Limited – incorporated in the United Kingdom

ASC Devens LLC – formed in Delaware

ASC Securities Corp. – incorporated in Massachusetts

NST Asset Holding Corporation – incorporated in Delaware

Superconductivity, Inc. – incorporated in Delaware

Suzhou AMSC Super Conductor Co., Ltd. – incorporated in China

American Superconductor Europe LLC – formed in Delaware

American Superconductor Europe GmbH – established in Germany

American Superconductor Korea Co., Ltd. – incorporated in South Korea

American Superconductor Europe C.V. – incorporated in the Netherlands

American Superconductor Europe B.V. (wholly-owned subsidiary of American Superconductor Europe C.V.) – incorporated in the Netherlands

Blade Dynamics Limited (UK) – incorporated in the United Kingdom.

Tres Amigas, LLC – formed in Delaware